Exhibit 23.a.

KPMG AS
N-9292 Tromso
Storgata 70
N-9008 Tromso
Telephone +47 77 64 30 00
Fax +47 77 64 30 10
www.kpmg.no
Enterprise NO 935 174 627 MVA

To the Annual Shareholders' Meeting of Igene Norway AS




                 AUDITOR'S REPORT FOR 2001

Respective Responsibilities of Directors and Auditors
_____________________________________________________

We have audited the annual financial statements of the Igene Norway ASCompany as of 31 December 2001, showing a loss of NOK 679 577. We have also audited the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the allocationappropriation coverage of the loss. The financial statements comprise the balance sheet, the statements of income and the accompanying notes. These financial statements and the Directors' report are the responsibility of the Company's Board of Directors and Managing Director. Our responsibility is to express an opinion on these financial statements and on the other information according to the requirements of the Norwegian
Act on Auditing and Auditors.

Basis of Opinion
________________

We conducted our audit in accordance with the Norwegian Act on Auditing and Auditors and good auditing standards and practices generally accepted in Norway. Good auditingThose standards and practices require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant accounting estimates made by management, as well as evaluating the overall financial statement presentation. To the extent required by law and good auditing standards and practicespractice an audit also comprises a review of the management of the Company's financial affairs and its accounting and internal control systems. We believe that our audit provides a reasonable basis for our opinion.

Opinion
_______

In our opinion,

   - the financial statements arehave been prepared in accordance with the law and regulations and present the financial position of the Company as of December 31, 2001, and the results of its operations for the year then ended, in accordance with good accounting standards, principles and practices generally accepted in Norway

   - the Company's management has fulfilled its duty obligation in respect of to produce a proper and clearly set out registration and documentation of accounting information as required byin accordance with the law and accounting standards, principles and good accounting practices generally accepted in Norway

   - the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the coverage of the loss isare consistent with the financial statements and comply with the law and regulations.

Tromso, 01.02.2002
KPMG AS


/s/ GUNNAR ALSKOG
___________________
    GUNNAR ALSKOG
    Partner
    State Authorised Public Accountant




Note: This translation of the from Norwegian statutory
Audit Report has been prepared for information purposes only